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                                                                       EXHIBIT 5




                                August 12, 1994




Board of Directors
SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203




Gentlemen:

                 In our capacity as counsel for SouthTrust Corporation, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the proposed offering of up to 1,367 shares of common stock, par value $2.50 per share (the "Common Stock"), of the Company pursuant to the assumption of options issued pursuant to The Bank of Bradenton Stock Option Plan (the "Bradenton Plan") in connection with the acquisition of The Bank of Bradenton by the Company, and the proposed offering of up to 35,000 shares of Common Stock of the Company pursuant to the assumption of options issued pursuant to the First Columbus Community Bank & Trust Company Incentive Stock Option Plan and the Employment Contract between First Columbus and Dennis W. Calhoun (the "First Columbus Plans") in connection with the acquisition of First Columbus Community Bank & Trust Company by the Company (the Bradenton Plan and the First Columbus Plans collectively referred to herein as the "Plans"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:







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Board of Directors
SouthTrust Corporation
August 12, 1994
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                 (i)      the shares of the Common Stock of the Company
referred to above to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the Plans, will be validly issued, fully paid and nonassessable; and

                 (ii) under the laws of the State of Delaware, no personal liability will attach to the holder of the shares of the Common Stock issued and delivered in accordance with the Plans.

                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement.



                                        Very truly yours,



                                        /S/ BRADLEY, ARANT, ROSE & WHITE